Exhibit 99.1

Ambarella, Inc. Announces Fourth Quarter and Fiscal Year 2016 Financial Results

Contact:

Deborah Stapleton

650.470.4200

deb@stapleton.com

Mar. 3, 2016 —Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), a leading developer of low-power, HD and Ultra HD video compression and image processing semiconductors, today announced financial results for its fourth quarter and fiscal year ended January 31, 2016.

•	Revenue for the fourth quarter of fiscal 2016 was $68.0 million, up 5.0% from $64.7 million in the same period in fiscal 2015. For the fiscal year ended January 31, 2016, revenue was $316.4 million, up 44.9% from $218.3 million for the fiscal year ended January 31, 2015.

•	Gross margin under U.S. generally accepted accounting principles (GAAP) for the fourth quarter of fiscal 2016 was 63.7%, compared with 64.1% for the same period in fiscal 2015. For the fiscal year ended January 31, 2016, GAAP gross margin was 64.9%, compared with 63.7% for the fiscal year ended January 31, 2015.

•	GAAP net income for the fourth quarter of fiscal 2016 was $5.1 million, or $0.15 per diluted ordinary share, compared with GAAP net income of $17.7 million, or $0.53 per diluted ordinary share, for the same period in fiscal 2015. GAAP net income for the fiscal year ended January 31, 2016 was $76.5 million, or $2.27 per diluted ordinary share. This compares with GAAP net income of $50.6 million, or $1.57 per diluted ordinary share, for the fiscal year ended January 31, 2015.

Financial results on a non-GAAP basis for the fourth quarter and fiscal year ended January 31, 2016 are as follows:

•	Gross margin on a non-GAAP basis for the fourth quarter of fiscal 2016 was 64.1%, compared with 64.3% for the same period in fiscal 2015. For the fiscal year ended January 31, 2016, non-GAAP gross margin was 65.1%, compared with 63.9% for the fiscal year ended January 31, 2015.

•	Non-GAAP net income for the fourth quarter of fiscal 2016 was $21.6 million, or $0.64 per diluted ordinary share. This compares with non-GAAP net income of $22.6 million, or $0.68 per diluted ordinary share, for the same period in fiscal 2015. Non-GAAP net income for the fiscal year ended January 31, 2016 was $111.6 million, or $3.31 per diluted ordinary share. This compares with non-GAAP net income of $64.4 million, or $2.00 per diluted ordinary share, for the fiscal year ended January 31, 2015.

Based on information available as of today, Ambarella is offering the following guidance for the first fiscal quarter of fiscal year 2017:

•	Revenue is expected to be between $55.0 million and $57.0 million

•	Gross margin on a non-GAAP basis is expected to be between 60.5% and 62.0%

•	Net income on a non-GAAP basis is expected to be between $8.0 million and $10.0 million

Ambarella reports gross margin, net income and earnings per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information for the fourth fiscal quarter excludes the impact of stock-based compensation adjusted for the associated tax impact; and the impact of the write down of certain deferred tax assets; and for the fiscal year ended January 31, 2016 also excludes certain costs associated with the acquisition of VisLab S.r.l. in June 2015. A reconciliation of the GAAP to non-GAAP gross margin, net income and earnings per share numbers for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable securities on hand at the end of the fourth fiscal quarter of 2016 was $307.9 million, compared with $208.0 million at the end of the same quarter a year ago.

“For the full fiscal year 2016, we grew revenue by 45 percent. During the fourth quarter we saw strong sales from professional IP security, automotive aftermarket, home monitoring and flying camera markets. This was largely offset, however, by a continued decline in the wearable sports camera market,” said Fermi Wang, president and CEO of Ambarella. “In addition, during the quarter we delivered our first 14nm chip, H2, and continued to successfully diversify and expand our end markets and customer base.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 5 p.m. Eastern Time / 2 p.m. Pacific Time today with Fermi Wang, Chief Executive Officer, and George Laplante, Chief Financial Officer, to discuss the fourth quarter and fiscal year 2016 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834. Participant passcode is “Ambarella.” Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella, Inc. (NASDAQ: AMBA), is a leading developer of low-power, high-definition (HD) and Ultra HD video compression and image processing solutions. The company’s products are used in a variety of HD cameras including security IP-cameras, sports cameras, wearable cameras, flying cameras and automotive video camera recorders. Ambarella compression chips are also used in broadcasting TV programs worldwide. Ambarella is the recipient of the Global Semiconductor Alliance 2015 awards for “Most Respected Public Semiconductor Company” and “Best Financially Managed Semiconductor Company,” with annual sales of between $100M and $500M.

For more information about Ambarella, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the anticipated financial results for the first quarter ending April 30, 2016, and the comments of our CEO relating to our efforts to successfully diversify and expand our end markets and customer base. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our growth strategy; our ability to anticipate future market demands and future needs of our customers; our ability to introduce new and enhanced solutions; our ability to retain and expand customer relationships and to achieve design wins; our ability to successfully enter new markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2015 fiscal year and Form 10-Q for the quarter ended October 31, 2015, which are on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Annual Report on Form 10-K for the fiscal year ended January 31, 2016 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information including non-GAAP gross margin, net income, and earnings per share, as a supplement to the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the fourth quarter and fiscal year 2016, the company has provided below reconciliations between its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the first quarter of fiscal year 2017, a reconciliation of non-GAAP gross margin and non-GAAP net income guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from this non-GAAP measure. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2016	2015	2016	2015
Revenue	$67,967	$64,700	$316,373	$218,278
Cost of revenue	24,651	23,255	111,029	79,142

Gross profit	43,316	41,445	205,344	139,136

Operating expenses:
Research and development	23,442	15,983	82,927	57,978
Selling, general and administrative	10,768	8,343	37,738	29,297

Total operating expenses	34,210	24,326	120,665	87,275
Income from operations	9,106	17,119	84,679	51,861
Other income	207	47	530	175

Income before income taxes	9,313	17,166	85,209	52,036
Provision for income taxes	4,217	(508)	8,701	1,465

Net income	$5,096	$17,674	$76,508	$50,571

Net income per share attributable to ordinary shareholders:
Basic	$0.16	$0.58	$2.42	$1.70

Diluted	$0.15	$0.53	$2.27	$1.57

Weighted-average shares used to compute net income per share attributable to ordinary shareholders:
Basic	32,105,797	30,573,724	31,633,936	29,742,653

Diluted	33,747,273	33,074,033	33,755,709	32,278,127

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2016	2015	2016	2015
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$249	$129	$657	$343
Research and development	7,116	3,072	19,082	8,654
Selling, general and administrative	4,181	2,384	11,355	6,695

Total stock-based compensation	$11,546	$5,585	$31,094	$15,692

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE

(in thousands, except share and per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2016	2015	2016	2015
	(unaudited)
GAAP net income	$5,096	$17,674	$76,508	$50,571
Two-class method - allocation to participating securities	—	(1)	—	(11)
Treasury stock method - additional allocation to ordinary shares	—	—	—	1

GAAP net income - diluted	$5,096	$17,673	$76,508	$50,561

Non-GAAP adjustments:
Stock-based compensation expense, net of tax effect	10,414	4,919	27,766	13,866
Valuation allowance on deferred tax assets	6,090	—	6,090	—
Acquisition cost	—	—	1,229	—
Two-class method - additional allocation to participating securities	—	—	—	(3)
Treasury stock method - additional allocation to ordinary shares	—	—	—	—

Non-GAAP net income - diluted	$21,600	$22,592	$111,593	$64,424

GAAP - diluted weighted average shares	33,747,273	33,074,033	33,755,709	32,278,127
Non-GAAP - diluted weighted average shares	33,747,273	33,074,033	33,755,709	32,278,127
GAAP - diluted net income per share	$0.15	$0.53	$2.27	$1.57
Non-GAAP adjustments:
Stock-based compensation expense, net of tax effect	0.31	0.15	0.82	0.43
Valuation allowance on deferred tax assets	0.18	—	0.18	—
Acquisition cost	—	—	0.04	—
Non-GAAP adjustment to two-class method diluted net income	—	—	—	—
Non-GAAP adjustment to treasury stock method diluted net income	—	—	—	—
Non-GAAP - diluted net income per share	$0.64	$0.68	$3.31	$2.00

The difference between GAAP and non-GAAP gross margin was 0.4% and 0.2%, or $249,000 and $129,000 for the three months ended January 31, 2016 and 2015, respectively. The difference between GAAP and non-GAAP gross margin was 0.2% and 0.2%, or $657,000 and $343,000 for the fiscal years ended January 31, 2016 and 2015, respectively. The difference was due to the effect of stock-based compensation.

AMBARELLA, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	January 31,	January 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$268,056	$170,291
Marketable securities	39,837	37,703
Accounts receivable, net	39,408	40,180
Inventories	18,167	21,693
Restricted cash	7	8
Deferred tax assets, current	—	1,990
Prepaid expenses and other current assets	4,170	3,506

Total current assets	369,645	275,371

Property and equipment, net	3,448	3,075
Deferred tax assets, non-current	4,626	3,936
Intangible assets, net	4,178	—
Goodwill	26,601	—
Other assets	2,117	1,902

Total assets	$410,615	$284,284

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	14,175	21,036
Accrued liabilities	23,778	18,699
Income taxes payable	787	748
Deferred tax liabilities, current	—	92
Deferred revenue, current	10,077	4,907

Total current liabilities	48,817	45,482

Deferred revenue, non-current	—	198
Other long-term liabilities	12,342	1,393

Total liabilities	61,159	47,073

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	15	14
Additional paid-in capital	176,306	140,564
Accumulated other comprehensive loss	(7)	(1)
Retained earnings	173,142	96,634

Total shareholders’ equity	349,456	237,211

Total liabilities and shareholders’ equity	$410,615	$284,284